EXHIBIT 10.15

MULTIMEDIA GAMES HOLDING COMPANY, INC.
STOCK OPTION AWARD AGREEMENT
(Executive)

Multimedia Games Holding Company, Inc. (the “Company”), pursuant to its 2012 Equity Incentive Plan (the “Plan”), hereby grants to Optionee a stock option (“Option”) to purchase the number of shares of common stock set forth below as of the Grant Date set forth below. Except as modified herein, this Option is subject to all of the terms and conditions as set forth herein and in the Plan, which is incorporated herein in its entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.
Optionee:

Grant Date:

Number of Shares Subject to
the Option (“Option Shares”):

Type of Option: _____ Incentive Stock Option; _____ Nonstatutory Option

Exercise Price per Share:
Vesting Date(s): Subject to the terms of the Plan and this Award Agreement and subject to the Optionee’s continued employment or provision of services to the Company through the applicable vesting dates, the Option shall vest as to: twenty-five percent (25%) of the Option Shares on the first anniversary of the Grant Date, and an additional six and one quarter percent (6.25%) of the Option on each successive quarterly anniversary date of the Grant Date, for each of the next twelve succeeding quarters, and such Option shall become fully vested no later than on the fourth anniversary of the Grant Date. Unless it is otherwise agreed to by the Optionee and the Company, all vesting shall cease on the date that is one day following the date the Optionee ceases to be an employee of the Company (a “Cessation Date”) and no portion of the Option Shares subject to the Option which are unvested on the Cessation Date shall thereafter become vested and all unvested Option Shares shall be forfeited. Notwithstanding the foregoing, the Shares can accelerate pursuant to Accelerated Vesting Date below.

Exercisable Date(s):    The Option shall become fully and immediately exercisable, subject to expiration and provided in the Plan and this Award Agreement, in such amounts and times pursuant to Vesting Dates above.

Expiration Date of the Option:    The Option shall expire ten (10) years from the Grant Date, unless earlier terminated pursuant to the terms of the Plan and this Award Agreement. Once an Option Share is exercised, the resulting shares of Common Stock shall have no expiration date, and the Optionee shall thereupon have the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions made with respect to such shares.

Accelerated Vesting Date:
1.Optionee’s death or Disability: The Option shall become fully vested and exercisable with respect to all of the Option Shares on the date of the Optionee’s death or Disability; and
2.Change of Control: If (i) this Option is neither assumed nor substituted and continued (each as confirmed in writing) by an acquiror in connection with a Change of Control subject to similar terms and conditions; or (ii) within one (1) year following a Change of Control, the Optionee’s employment with the Company is either: (x) terminated by the Company without Cause (as such term is defined in Optionee’s Employment Agreement), or (y) ended by the Optionee for Good Reason (as such term is defined in the Optionee’s Employment Agreement), then, the Option shall become fully vested as of the date of either the Change of Control or termination of employment, as applicable (as set forth herein, a “Change of Control Event”). For purposes of this Award Agreement, “Change of Control” shall have the meaning set forth in Optionee’s Employment Agreement.

Stock Option Agreement (Executive)

Post Termination Rights:
1.Upon a termination of the Optionee’s employment for Cause, the Optionee shall, upon such termination, cease to have any right to exercise the Option with respect to any unvested Shares, and the Option for such unvested Shares shall be immediately forfeited in its entirety.
2.Upon a termination of the Optionee’s employment as the result of death or Disability, the Shares subject to the Option which are otherwise unvested shall become fully vested on the date of such death or Disability, and the Option shall continue to be exercisable for a period of twelve (12) months after such death or Disability, as set forth in Sections VII G. and H of the Plan.
3.In the event of a cessation following a Change of Control Event as set forth in the Employment Agreement, the Option Shares shall continue to be exercisable for a period of twelve (12) months following the date the Optionee ceases to be an employee, or, if earlier, until the expiration of the originally prescribed term of the Option.
4.In all other instances, any vested Option shall continue to be exercisable for a period of three (3) months following the Cessation Date or, if earlier, until the expiration of the originally prescribed term of the Option.

Clawback: Notwithstanding the terms of this Award Agreement or the Plan, any exercise, payment or delivery made pursuant to this Award Agreement which is subject to recovery under any law (including, without limitation, the Dodd‑Frank Wall Street and Consumer Protection Act of 2010 and the Sarbanes‑Oxley Act of 2002), government regulation, stock exchange listing requirement, or Company policy, may be subject to such clawbacks or deductions as the Company may reasonably determine are required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy and nothing contained in this Award Agreement or the Plan shall in any way limit the Company’s rights or obligations to effectuate such clawback or deduction.

Conditions to Delivery of Shares: The Company shall not be required to issue or deliver any Shares deliverable hereunder or portion thereof prior to the fulfillment of the following conditions:

-	The admission of such Shares to listing on all stock exchanges on which the Common Stock is then listed;

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The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall, in its absolute discretion, deem necessary or advisable;

-	The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

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The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted in the immediately following paragraph.

Withholding: Notwithstanding anything to the contrary in this Award Agreement, the Company shall be entitled to require payment by the Recipient of any sums required by applicable law to be withheld with respect to the grant of RSUs or the issuance of Shares. Such payment shall be made by deduction from other compensation payable to the Recipient or in such other form of consideration acceptable to the Company, which may include one or a combination of the following methods of payment (described in the Plan) and subject to approval by the Committee at the time of payment:

-	Cash or wire transfer;

-	Bank or certified check payable to the Company;

-	Pursuant to a Regulation T program (cashless exercise);

-	Delivery of already-owned shares having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; and

-	Net settlement of the Options otherwise payable pursuant to the Award

Assignability:    This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan and the Committee may otherwise provide.

Stock Option Agreement (Executive)

Additional Terms/Acknowledgements: The undersigned Optionee (who is referred to in the Plan as a “Participant”) acknowledges receipt of, and understands and agrees to, this Award Agreement and the Plan. Optionee further acknowledges that as of the Grant Date, this Award Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the acquisition of the Option and the Option Shares, and supersede all prior oral and written agreements on that subject. Any ambiguities or inconsistencies between the Plan and this Award Agreement shall be construed in accordance with the terms of this Award Agreement.

Limitations Applicable to Section 16 Persons: Notwithstanding any other provision of the Plan or this Award Agreement, if the Recipient is subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Award Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Notices: Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Recipient shall be addressed to the Recipient at the Recipient's last address reflected on the Company’s records. By a notice given pursuant to this paragraph, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Governing Law: The laws of the State of Texas shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.

By his or her signature and the Company's signature below, the Optionee hereby acknowledges receipt of a copy of the Prospectus for the Plan in the form available on the Company's intranet. A copy of the Plan is also available on the Company's website in its public filings. The Optionee hereby agrees to be bound by the terms and conditions of the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. The Optionee further agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Award Agreement or the Plan.
Dated:____________________________

MULTIMEDIA GAMES HOLDING COMPANY, INC.        OPTIONEE
(“Company”)

By: _____________________________________________        ________________________
Name:                             Name:
Title:

Stock Option Agreement (Executive)
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